EXHIBIT 5(c)(i)

                        INVESTMENT SUB-ADVISORY CONTRACT
                                       FOR
                        HARRIS INSIGHT INTERNATIONAL FUND
                                      WITH
                        HANSBERGER GLOBAL INVESTORS, INC.


         Harris Investment Management, Inc. (the "Portfolio Management Agent"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Hansberger Global Investors, Inc. (the "Subadviser"), a Delaware corporation registered as an investment adviser under the Advisers Act, agree as follows:

         1. APPOINTMENT OF SUBADVISER. Subject to and in accordance with the Portfolio Management Agreement between Harris Trust and Savings Bank, an
Illinois bank and the investment adviser to the portfolios of Harris Insight Funds Trust (the "Trust") (the "Adviser"), and the Portfolio Management Agent, the Portfolio Management Agent appoints the Subadviser to act as manager of the assets of the Harris Insight International Fund (the "Fund"), a portfolio of the Trust, said assets, including interest and dividends earned thereon and capital accretions or other additions thereto (collectively, the "Assets"), to be invested in accordance with the current Prospectus and Statement of Additional Information of the Fund, as amended or supplemented from time to time, and the Subadviser accepts that appointment for the period and on the terms set forth below.

         2.  SERVICES OF SUBADVISER.

         (a) INVESTMENT MANAGEMENT. Subject to the overall control of the Board of Trustees of the Trust (the "Board of Trustees"), the Adviser and the Portfolio Management Agent, the Subadviser shall have supervisory responsibility for the general management and investment of the Assets of the Fund giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Fund in the Trust's Declaration of Trust, by-laws and registration statements under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, and to the provisions of the Internal Revenue Code applicable to regulated investment companies and other applicable law (the "Investment Policies and Restrictions"). The Subadviser shall not lend or pledge any of the Assets without the prior written consent of the Portfolio Management Agent.

         Subject to the overall control of the Board of Trustees, the Adviser and the Portfolio Management Agent, and unless otherwise instructed, the Subadviser shall vote proxies solicited by issuers of securities held by the Fund.









         (b) MANAGEMENT SERVICES. In carrying out its obligations to manage and invest the Assets, the Subadviser shall: (i) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economic regions and individual national economies generally, together with information specific to individual companies or industries, the securities of which are included in the Fund's investment portfolio or may be under consideration for inclusion therein; and (ii) formulate, recommend, and execute an ongoing program of investment for the Fund consistent with the Fund's investment objective, policies, strategy, and restrictions as set forth in the Fund's registration statement.

         (c) MONITORING SUBADVISER. The Portfolio Management Agent shall monitor and evaluate the investment performance of the Subadviser; and shall monitor the investment activities of the Subadviser to ensure compliance with the Investment Policies and Restrictions.

         (d) REPORTS AND INFORMATION. The Subadviser shall furnish to the Portfolio Management Agent periodic reports on the investment strategy and performance of the Fund and such additional reports and information as the Portfolio Management Agent or the Board of Trustees or the officers of the Trust may reasonably request.

         (e) UNDERTAKINGS OF SUBADVISER. The Subadviser further agrees that it will:

                  (i) At all times be duly registered as an investment adviser under the Advisers Act and be duly registered and qualified under other securities legislation in each jurisdiction where such registration or qualification is required, whether as portfolio manager, investment counsel or such other category as may be required;

                  (ii) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations and policy decisions and procedures adopted by the Board of Trustees from time to time;

                  (iii) In the name of the Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in the Fund's then current Prospectus and Statement of Additional Information, as amended from time to time, and under the 1933 Act and the 1940 Act. In placing orders or directing the placement of orders for the execution of portfolio transactions, the Subadviser shall select brokers and dealers for the execution of the Fund's transactions. In selecting brokers or dealers to execute such orders, the Subadviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadviser's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in










Section 28(e)) provided by such broker, viewed in terms either of the Fund's or the Subadviser's overall responsibilities to the Subadviser's discretionary accounts;

                  (iv) Maintain books and records with respect to the securities transactions of the Fund;

                  (v) Notify the Portfolio Management Agent within five business days of any change in the Subadviser's directors and senior officers, and of any anticipated action that would constitute an "assignment" of this Agreement under the 1940 Act; and

                  (vi) Treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust or to prior, present or potential shareholders, and not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, (B) when so requested by the Trust, (C) as required by tax authorities or (D) pursuant to applicable law, a judicial request, requirement or order, provided that the Subadviser takes reasonable steps to provide the Trust with prior notice in order to allow the Trust to contest such request, requirement or order.

         (F) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (g) INDEPENDENT CONTRACTOR. The Subadviser shall for all purposes herein be deemed to be an independent contractor and not an agent of the Trust or the Portfolio Management Agent and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Portfolio Management Agent in any way.

         3. UNDERTAKINGS OF PORTFOLIO MANAGEMENT AGENT. The Portfolio Management Agent will:

         (a) Furnish to the Subadviser promptly a copy of the Trust's Declaration of Trust and By-Laws, each amendment to the registration statement of the Trust under the 1940 Act and the 1933 Act, of each Prospectus and Statement of Additional Information relating to the Fund and any supplement thereto, all governing documents of the Fund and all Board-adopted procedures of the Fund;

         (b) Inform the principal custodian of the Fund (the "Custodian") (currently PNC Bank, N.A.) of the appointment of the Subadviser as investment subadviser in the provision of custodial services to the Fund;










         (c) Instruct the Custodian to cooperate with the Subadviser in the provision of custodial services to the Fund; and

         (d) Provide the Subadviser with all information that the Subadviser may reasonably require insofar as it relates to the custodial arrangements in connection with this Agreement.

         4. EXPENSES BORNE BY SUBADVISER. The Subadviser at its own expense shall furnish personnel, office space and office facilities and equipment reasonably required to render its services pursuant to this Agreement.

         5. COMPENSATION OF SUBADVISER. For the services to be rendered and the expenses to be assumed and to be paid by the Portfolio Management Agent under this Agreement, the Portfolio Management Agent shall pay to the Subadviser a monthly fee, computed and accrued on each day on which the Fund's net asset value is determined, and payable in arrears on the first business day of each month, at the annual rate of 0.75% of the first $25 million of the average net asset value of the Assets, 0.50% of the next $75 million, and 0.35% of such net asset value in excess of $100 million. The fee payable under this Agreement shall be reduced proportionately during any month in which this Agreement is not in effect for the entire month.

         6. NON-EXCLUSIVITY. The Portfolio Management Agent understands that the Subadviser now acts, will continue to act, or may act in the future, as investment adviser or investment subadviser to fiduciary and other managed accounts, including other investment companies and the Portfolio Management Agent has no objection to the Subadviser so acting, provided that the Subadviser duly performs all obligations under this Agreement. If the availability of any particular investment security is limited and that security meets the investment objective, policies and current strategy of the Fund and also those of one or more of the Subadviser's other managed accounts, such security will be allocated among such accounts on an equitable basis, having regard to whether the security is currently held in any of the relevant investment portfolios, the relevant size and rate of growth of each of the Fund and the other managed accounts, and other reasonable factors. The Portfolio Management Agent also understands that the Subadviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Subadviser, with respect to the Fund. Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Subadviser or its shareholder, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client, provided however, that the Subadviser and its personnel will comply with the code of ethics applicable to them as approved by the Board of Trustees of the Trust.

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Subadviser, or the right of any of its officers, directors or employees who may also be an officer, director or employee of the Fund, or person otherwise affiliated with the Fund (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

         7. STANDARD OF CARE. Neither the Subadviser, nor any of its directors, officers, agents or employees shall be liable or responsible to the Trust or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Subadviser of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on its part or from reckless disregard of its obligations and duties under this Agreement.

         8. INSPECTION. The Portfolio Management Agent (or any authorized agent of the Portfolio Management Agent as advised in writing to the Subadviser) shall have a right to audit, inspect and photocopy documents (and remove such photocopies) relating to investment subadvisory and portfolio management services performed under this Agreement, during normal business hours of the Subadviser.

         9. REPRESENTATIONS OF THE PORTFOLIO MANAGEMENT AGENT AND SUBADVISER. The Portfolio Management Agent represents that (i) it is authorized to perform the services herein; (ii) the appointment of the Subadviser has been duly authorized; and (iii) it will act in conformity with the 1940 Act, and other applicable laws.

         The Subadviser represents that (i) a copy of its Articles of Incorporation, together with all amendments thereto, is on file in the office of the Secretary of the State of Delaware; (ii) it will act in conformity with the 1940 Act and other applicable laws; and (iii) is authorized to perform the services described herein.

         10. AUTHORIZED PERSONS.

         (a) The Subadviser is authorized to accept instructions and directions with respect to this Agreement signed by any Director or Senior Director of the Portfolio Management Agent. The Portfolio Management Agent will notify the Subadviser of any changes in its officers empowered to act under this Agreement. Until actual written notice of any such changes is received by the Subadviser, Subadviser may continue to accept instructions and directions from those officers previously designated by the Portfolio Management Agent.

         (b) The Portfolio Management Agent is authorized to accept instructions and directions with respect to this Agreement signed by any authorized persons of the Subadviser as listed in Schedule A of this Agreement. The Subadviser will notify the Portfolio Management Agent of any changes in its officers empowered to act under this Agreement.

         (c) The  Subadviser  will advise the  Custodian of the names of persons
from  whom  the  Custodian  is  authorized  to  accept  instructions   regarding
investment transactions.











         11. USE OF SUBADVISER'S NAME AND MARKS. The Subadviser grants to the Portfolio Management Agent and the Trust the limited and non-exclusive right to use, in marketing, promotional and advertising materials of the Portfolio Management Agent or the Trust, any registered trademarks, logos or other marks that the Subadviser uses in advertising and publicizing itself and its services as a portfolio manager or investment counsel. Any such material shall be subject to the prior written approval by the Subadviser as to form and content prior to its use by the Portfolio Management Agent or the Trust, which approval shall not unreasonably be withheld. The Subadviser consents to the disclosure, in documents relating to the Fund, of its name as the investment subadviser and portfolio manager of the Assets of the Fund.

         12. AMENDMENT. This Agreement may not be amended without the affirmative votes (a) of a majority of the Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust, the Investment Adviser, the Portfolio Management Agent or the Subadviser and (b) of a "majority of the outstanding shares" of such Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

         13. TERMINATION. This Agreement may be terminated, at any time, without payment of any penalty, by the Board of Trustees, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Portfolio Management Agent and the Subadviser. This Agreement may be terminated by the Portfolio Management Agent and the Subadviser at any time upon at least 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to the Fund from the date hereof until February 23, 1999 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Trustees who are not interested persons of the Trust, the Investment Adviser, the Portfolio Management Agent or the Subadviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees or by a vote of a majority of the outstanding shares of the Fund.

         14. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

         To the Subadviser:                 Hansberger Global Investors, Inc.
                                            515 East Las Olas Blvd., Suite 1300
                                            Fort Lauderdale, Florida 33301
                                            Attention: General Counsel

                                            Telephone: (954) 522-5150













                                            Fax: (954) 522-3557


         To the Portfolio
         Management Agent:                  Harris Investment Management, Inc.
                                            190 South LaSalle Street
                                            Chicago, IL 60606

                                            Telephone: (312) 461-7699
                                            Fax: (312) 461-6268


         To the Trust:                      Harris Insight Funds Trust
                                            60 State Street, Suite 1300
                                            Boston, MA 02109

                                            Telephone: (800) 221-7930
                                            Fax: (617) 557-0701

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.

         15. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Trust, which shall have all rights against the Subadviser as would pertain to it if this Agreement were directly between the Trust and the Subadviser.

         16. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

         17. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement constitutes the entire agreement between the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.













         Dated:  August 6, 1997
                                           HARRIS INVESTMENT MANAGEMENT, INC.

                                           By:    /s/ W. O. Leszinske
                                                  ------------------------------
                                                  Name: W.O. Leszinske
                                                  Title: Director and President
         ATTEST:

         ______________________, Secretary


                                           HANSBERGER GLOBAL INVESTORS, INC.

                                           By:    /s/ Thomas Hansberger
                                                  ------------------------------
                                                  Name: Thomas Hansberger
                                                  Title: Chairman and President
         ATTEST:

         /s/ Kimberley Scow, Secretary


                                           Agreed and Accepted:

                                           HARRIS INSIGHT FUNDS TRUST

                                           By:    /s/ Richard W. Ingram
                                                  ------------------------------
                                                  Name: Richard W. Ingram
                                                  Title: President
         ATTEST:

         /s/ Karen Jacoppo-Wood, Assistant Secretary


                                           HARRIS TRUST AND SAVINGS BANK

                                           By:    /s/ Peter P. Capaccio
                                                  ------------------------------
                                                  Name: Peter. P. Capaccio
                                                  Title: Senior Vice President
         ATTEST:

         ______________________, Secretary

                                   SCHEDULE A
                         SUBADVISER'S AUTHORIZED PERSONS